Exhibit 99.1

XO Group Reports Third Quarter 2018 Financial Results

- Total revenue increased 6% in the third quarter

- Local Marketplace and Transactions revenue increased 18% and 23% in the third quarter, respectively

- Third quarter GAAP net income per diluted share was $0.17; Non-GAAP net income per diluted share was $0.19

- Proposed merger with WeddingWire, Inc. expected to close in the first half of 2019

NEW YORK, November 1, 2018 - XO Group Inc. (the “Company”) (NYSE: XOXO, xogroupinc.com), today reported financial results for the three and nine months ended September 30, 2018.

Total revenue for the third quarter of 2018 was $43.1 million, up 6% from $40.6 million reported during the same period in the prior year. Net income for the quarter was $4.3 million or $0.17 per diluted share compared to diluted earnings per share of $0.14 in the same period in the prior year. Non-GAAP adjusted EBITDA for the quarter was $9.8 million or 23% of revenue. Non-GAAP net income per share for the quarter was $0.19 compared to $0.14 in the same period in the prior year. The Company’s balance sheet at September 30, 2018 reflects cash and cash equivalents of $123.0 million compared to $106.1 million at December 31, 2017.

“I want to thank the team for their good work this quarter, during which our growth businesses, Local Marketplace and Transactions, grew 19% year-over-year. We believe our products continue to delight our users and drive increased engagement: The Knot Planner app exceeded more than 1 million installs for the year, already surpassing the total for all of 2017. We are focused on maintaining this strong momentum across our platforms as we finish the year and head into 2019," said Mike Steib, Chief Executive Officer.

Long-Term Financial Targets

XO Group is not providing long-term financial targets due to its announced pending merger with WeddingWire, Inc.

Conference Call Details

In light of the pending merger announced on September 25, 2018, XO Group will not be hosting a conference call to discuss its results for the third quarter of 2018. More information on the Company's third quarter results can be found in XO's Form 10-Q for the three and nine months ended September 30, 2018. More details on the pending transaction can be found on XO Group's investor relations site, ir.xogroupinc.com.

XO GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net revenue	$43,057	$40,609	$124,516	$120,351
Costs and expenses (exclusive of depreciation and amortization, shown separately below):
Cost of revenue	1,793	2,307	6,050	7,133
Product and content development	12,620	11,131	35,445	34,137
Sales and marketing	13,187	12,197	38,967	39,761
General and administrative	9,075	7,809	23,307	23,740
Depreciation and amortization	1,350	1,565	4,664	5,234
Total costs and expenses	38,025	35,009	108,433	110,005
Income from operations	5,032	5,600	16,083	10,346
Loss in equity interests	(24)	(33)	(67)	(1,204)
Interest and other income, net	246	161	657	359
Income before income taxes	5,254	5,728	16,673	9,501
Income tax expense	960	2,148	3,482	3,225
Net income	$4,294	$3,580	$13,191	$6,276

Net income per share:
Basic	$0.17	$0.14	$0.52	$0.25
Diluted	$0.17	$0.14	$0.51	$0.25

Weighted average number of shares used in calculating net earnings per share:
Basic	25,220	24,858	25,130	25,054
Dilutive effect of:
Restricted stock	339	226	306	262
Options	452	40	278	35
Employee Stock Purchase Plan	—	—	3	2
Diluted	26,011	25,124	25,717	25,353

XO GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except for share and per share data)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$123,040	$106,092
Accounts receivable, net	19,427	17,375
Prepaid expenses and other current assets	4,386	5,327
Total current assets	146,853	128,794
Long-term restricted cash	1,181	1,181
Property and equipment, net	13,803	11,829
Intangibles assets, net	3,293	4,019
Goodwill	51,438	51,438
Deferred tax assets, net	5,137	6,124
Investments	1,625	1,442
Other assets	907	223
Total assets	$224,237	$205,050
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued compensation and employee benefits	$6,912	$6,611
Accounts payable and accrued expenses	8,044	5,273
Deferred revenue	15,087	13,891
Total current liabilities	30,043	25,775
Deferred rent	2,785	3,365
Other liabilities	802	1,776
Total liabilities	33,630	30,916
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized and zero shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized and 25,936,625 and 25,696,796 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	260	258
Additional paid-in-capital	185,271	180,695
Retained earnings/(accumulated deficit)	5,076	(6,819)
Total stockholders’ equity	190,607	174,134
Total liabilities and stockholders’ equity	$224,237	$205,050

XO GROUP INC.

NON-GAAP RECONCILIATION TABLE

For the Three and Nine Months Ended September 30, 2018 and 2017

(unaudited, in thousands, except for share and per share data)

Reconciliation of GAAP net income to EBITDA, adjusted EBITDA, and adjusted EBITDA margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

GAAP net income	$4,294	$3,580	$13,191	$6,276
Income tax expense	960	2,148	3,482	3,225
Interest and other income, net	(246)	(161)	(657)	(359)
Depreciation and amortization	1,350	1,565	4,664	5,234
EBITDA	6,358	7,132	20,680	14,376
Loss in equity interest(a)	24	33	67	1,204
Stock-based compensation	2,103	2,021	5,995	6,037
Bad debt expense(b)	—	—	—	200
Deal-related expenses(c)	1,330	—	1,330	—
Adjusted EBITDA	$9,815	$9,186	28,072	$21,817
GAAP net revenue	43,057	40,609	124,516	120,351
Adjusted EBITDA margin	22.8%	22.6%	22.5%	18.1%

(a) Loss in equity interest includes an other-than-temporary impairment that reduced the carrying value of an equity investment to zero during the nine months ended September 30, 2017.

(b) Included in general and administrative expenses, related to a loan previously made to an equity investee in the nine months ended September 30, 2017.

(c) During Q3 2018, costs associated with the pending merger with WeddingWire, Inc. are included in general and administrative expenses.

Reconciliation of GAAP net income to adjusted net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

GAAP net income	$4,294	$3,580	$13,191	$6,276
Other-than-temporary impairment(a)	—	—	—	1,032
Bad debt expense(b)	$—	—	—	200
Deal-related expenses(c)	$1,330	—	1,330	—
Income tax expense	$960	2,148	3,482	3,225
Adjusted income before income taxes	6,584	5,728	18,003	10,733

Adjusted effective income tax expense rate	26%	40%	26%	40%

Adjusted provision for income tax expense	(1,712)	(2,291)	(4,681)	(4,293)
Adjusted net income	$4,872	$3,437	$13,322	$6,440

Adjusted net income per diluted share	$0.19	$0.14	$0.52	$0.25
Weighted average number of shares outstanding - diluted	26,011	25,124	25,717	25,353

(a) Loss in equity interest includes an other-than-temporary impairment that reduced the carrying value of an equity investment to zero during the nine months ended September 30, 2017.

(b) Included in general and administrative expenses, related to a loan previously made to an equity investee in the nine months ended September 30, 2017.

(c) During Q3 2018, costs associated with the pending merger with WeddingWire, Inc. are included in general and administrative expenses.

Free cash flow reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$8,457	$7,409	$24,674	$17,241
Less: capital expenditures	(1,567)	(1,440)	(6,251)	(3,563)
Free cash flow	$6,890	$5,969	$18,423	$13,678

XO GROUP INC.

SUPPLEMENTAL DATA TABLES

(unaudited, in thousands, except for metrics)

Revenue by Category

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Local marketplace	$23,383	$19,851	$67,576	$57,408
Transactions	9,733	7,891	25,050	21,181
National online advertising	6,794	9,054	20,666	29,035
Publishing and other	3,147	3,813	11,224	12,727
Total net revenue	$43,057	$40,609	$124,516	$120,351

TheKnot.com Local Marketplace Metrics

	Q3 2018	Q3 2017
Vendor Count at Quarter end	29,953	25,646
TTM Vendor Count (a)	28,361	23,504
Retention Rate (b)	77.0%	78.6%
Avg. Revenue/Vendor (a)	$2,958	$3,045

(a) Calculated on a trailing twelve-month basis.

(b) Number of canceled vendors on a trailing twelve-month basis divided by the sum of the beginning vendors plus trailing twelve-months of additions (churn). The inverse of churn is retention rate.

Stock Based Compensation

The Company included total stock-based compensation expense related to all its stock awards in various operating expense categories for the three and nine months ended September 30, 2018 and 2017, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Product and content development	661	666	1,902	1,819
Sales and marketing	463	423	1,297	1,288
General and administrative	979	932	2,796	2,930
Total stock-based compensation	2,103	2,021	5,995	6,037

About XO Group Inc.

XO Group Inc.’s (NYSE: XOXO; xogroupinc.com) mission is to help people navigate and truly enjoy life’s biggest moments together. Our multi-platform brands guide couples through transformative life stages - from getting married with The Knot, to having a baby with The Bump, and helping bring important celebrations to life with entertainment vendors from GigMasters. The Company is publicly listed on the New York Stock Exchange (NYSE: XOXO) and is headquartered in New York City.

Forward Looking Statements

This release may contain projections or other forward-looking statements regarding future events or our future financial performance or estimates regarding third parties. These statements are only estimates or predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the estimates, projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our operating results may fluctuate, are difficult to predict and could fall below expectations, (ii) our ability to accurately measure and monetize the level of offline store level traffic attributable to an online digital campaign conducted on our sites, (iii) our business depends on strong brands, and failing to maintain and enhance our brands would hurt our business, (iv) our ongoing investment in new businesses and new products, services, and technologies is inherently risky, and could disrupt our ongoing business and/or fail to generate the results we are expecting, (v) if we are unable to continue to develop solutions that generate revenue from advertising and other services delivered to mobile devices, our business could be harmed, (vi) our businesses could be negatively affected by changes in Internet search engine and app store search algorithms and email marketing policies, (vii) we face intense competition in our markets; if we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenue and results of operations could be adversely affected, (viii) our transactions business is dependent on third-party participants, whose lack of performance could adversely affect our results of operations, (ix) fraudulent or unlawful activities on our marketplace could harm our business and consumer confidence in our marketplace, (x) we may be subject to legal liability associated with providing online services or content, (xi) we may be unable to continue to use the domain names that we use in our business, or prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks, (xii) risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, (xiii) the failure to obtain Company stockholder approval of the proposed transaction or required regulatory approvals or the failure to satisfy any of the other conditions to the completion of the proposed transaction, (xiv) the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, vendors, advertisers, distributors, partners and others with whom it does business, or on its operating results and businesses generally, (xv) risks associated with the disruption of management's attention from ongoing business operations due to the proposed transaction, (xvi) the ability to meet expectations regarding the timing and completion of the proposed transaction, (xvii) the potential impact of the consummation of the proposed transaction on the Company's relationships, including with employees, customers, suppliers, vendors, advertisers, distributors, partners and competitors, and (xvii) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP" or "U.S. GAAP"), including EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted provision for income taxes, adjusted effective income tax rate, adjusted net income per diluted share, and free cash flow. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP.  The Company's use of these terms may vary from the use of similarly-titled measures by others in its industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Management defines its non-GAAP financial measures as follows:

•	EBITDA represents GAAP net income adjusted to exclude: (1) interest, (2) tax, and (3) depreciation and amortization.

•	Adjusted EBITDA represents GAAP net income adjusted to exclude, if applicable: (1) interest, (2) tax, (3) depreciation and amortization, (4) gains or losses from equity method investments, (5) stock-based compensation expense, (6) asset impairment charges, and (7) other items affecting comparability during the period.

•	Adjusted EBITDA margin represents adjusted EBITDA (as defined above), divided by total GAAP revenue.

•	Adjusted provision for income taxes is calculated by applying an adjusted effective income tax rate to adjusted income before income taxes. Adjusted effective income tax rate is based on the statutory income tax rates in the jurisdictions in which we operate. The adjusted effective income tax rate also excludes discrete items that we view as unrelated to our operations during the period, such as the impact of tax windfalls and shortfalls associated with stock based compensation, changes in our reserves for uncertain tax positions, and non-deductible deal costs related to the Merger, as these items can materially distort our effective income tax rate. We monitor the adjusted effective income tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of revenue and expenses. For the three months ended September 30, 2018, the adjusted effective income tax rate of 26% excludes the impact of approximately $0.7 million of tax benefits associated with the release of previously reserved uncertain tax positions, offset by an approximately $0.3 million tax effect of non-deductible deal costs, as these items are considered to be discrete items. For the nine months ended September 30, 2018, the adjusted effective income tax rate of 26% excludes the impact of approximately $0.7 million of tax benefits associated with the release of previously reserved uncertain tax positions as well as approximately $0.6 million in tax windfalls, offset by an approximately $0.3 million tax effect of non-deductible deal costs, as these items are considered to be discrete items. For the three months ended September 30, 2017, the adjusted effective income tax rate of 40% excludes the impact of approximately $0.3 million of tax benefits associated with the release of a previously reserved uncertain tax position, these benefits are considered to be discrete items. For the nine months ended September 30, 2017, the adjusted effective income tax rate of 40% excludes the impact of approximately $0.6 million of tax benefits associated with the release of previously reserved uncertain tax positions as well as approximately $0.4 million in tax windfalls, as each are considered to be discrete items.

•	Adjusted net income represents GAAP net income, adjusted for items that impact comparability, which may include: (1) asset impairment charges, (2) executive separation and other severance charges, (3) use of an adjusted effective income tax rate (as defined above), (4) costs related to exit activities, and (5) other items affecting comparability during the period.

•	Adjusted net income per diluted share represents adjusted net income (as defined above), divided by the diluted weighted-average number of shares outstanding for the period.

•	Free cash flow represents GAAP net cash provided by operations, less capital expenditures.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. However, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted provision for income taxes, adjusted effective income tax rate, adjusted net income, adjusted net income per diluted share, and free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to net income, net income per diluted share and net cash provided by operating activities as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures is included in this press release.

Contact:

Ivan Marmolejos

Director, Investor Relations

(718) 560-2217

IR@xogrp.com